Exhibit 21.1

                                                SUBSIDIARY LIST (1)
                                         Ball Corporation and Subsidiaries

   The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation).

                                                                               State or
                                                                                Country
Name                                                                        of Incorporation        Percentage
                                                                            or Organization       Ownership (2)

Ball Capital Corp.                                                              Colorado               100%
Ball Packaging Corp.                                                            Colorado               100%
     Ball Asia Services Limited                                                 Delaware               100%
     Ball Plastic Container Corp.                                               Colorado               100%
     Ball Metal Food Container Corp.                                            Delaware               100%
     Ball Metal Beverage Container Corp.                                        Colorado               100%
       Latas de Aluminio Ball, Inc.                                             Delaware               100%
     Ball Metal Packaging Sales Corp.                                           Colorado               100%
Ball Aerospace and Technologies Corp.                                           Delaware               100%
     Sirba Solutions, Inc.                                                      Delaware               100%
     Ball Aerospace - (Australia), Pty Ltd.                                    Australia               100%
       Ball Advanced Imaging and Management
         Solutions PTY LTD                                                     Australia               100%
         Ball AIMS (Malaysia) SDN BHD                                           Malaysia               100%
     Ball Systems Technology Limited                                         United Kingdom            100%
     Ball Technology Services Corporation                                      California              100%
Ball North America, Inc.                                                         Canada                100%
     Ball Packaging Products Canada Corp.                                        Canada                100%
   Ball Asia Pacific Holdings Limited
     (formerly FTB Packaging Limited)
     (owned by Ball Metal Beverage Container Corp.)                            Hong Kong                97%
     FTB Tooling and Engineering Ltd.                                          Hong Kong                97%
     Fully Tech Industrial Ltd.                                                Hong Kong                67%
     Greater China Trading Ltd.                                              Cayman Islands             97%
     FTB Zhuhai Ends Manufacturing Co. Ltd.                                       PRC                   97%
     Ningbo FTB Can Company Limited                                               PRC                   73%
     Zhuhai FTB Packaging Limited                                                 PRC                   97%
     Xi'an Kunlun FTB Packaging Limited                                           PRC                   97%
     Ball Asia Pacific Limited (formerly
       M.C. Packaging (Hong Kong) Limited)                                     Hong Kong                97%
       Beijing FTB Packaging Limited                                              PRC                   92%
       Hubei FTB Packaging Limited                                                PRC                   77%
       MCP Beverage Packaging Limited                                          Hong Kong                97%
       Plasco Limited                                                          Hong Kong                97%
       Hainan M.C. Packaging Limited                                              PRC                   97%
       Shenzhen M.C. Packaging Limited                                            PRC                   58%
       Suzhou M.C. Beverage Packaging Co. Ltd.                                    PRC                   97%
       Tianjin M.C. Packaging Limited                                             PRC                   97%
       Hemei Containers (Tianjin) Co. Ltd.                                        PRC                   66%
       Tianjin MCP Cap Manufacture Company Limited                                PRC                   97%
       Tianjin MCP Industries Limited                                             PRC                   97%
       Zhongfu (Taicang) Plastics Products Co. Ltd.                               PRC                   68%
GPT Global Packaging Technology AB                                               Sweden                100%

The following is a list of affiliates of Ball Corporation included in the financial statements under the equity or cost accounting methods:

                                                                               State or
                                                                                Country
                                                                           of Incorporation        Percentage
Name                                                                        or Organization      Ownership (2)

Ball Western Can Company, LLC                                                  Delaware                 50%
Rocky Mountain Metal Container, LLC                                            Colorado                 50%
Space Operations International LLC                                             Maryland                 55%
Vexcel Corporation                                                             Colorado                 50%
EarthWatch Incorporated (dba DigitalGlobe)                                     Delaware                  6%
Lam Soon-Ball Yamamura                                                          Taiwan                   8%
Latapack-Ball Embalagens Ltda.                                                  Brazil                  50%
Centrotampa Embalagens Ltda.                                                    Brazil                  50%
Thai Beverage Can Ltd.                                                         Thailand                 40%

The following are owned indirectly through Ball Asia
Pacific Holdings Limited and Ball Asia Pacific Limited:

   Sanshui Jianlibao FTB Packaging Limited                                        PRC                   34%
   Guangzhou M.C. Packaging Limited                                               PRC                   29%
   Qingdao M.C. Packaging Limited                                                 PRC                   39%
   Richmond Systempak Limited                                                  Hong Kong                49%
   Hangzhou Cofco-M.C. Packaging Company Limited                                  PRC                   24%

(1)  In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).
(2)  Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.